UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 7 TO

Form S-1 Registration Statement No. 333-194860

UNDER

THE SECURITIES ACT OF 1933

PERNIX GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1520	36-4025775
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or organization)	Classification Code Number)	Identification Number)

151 E. 22nd Street Lombard, Illinois 60148 (630) 620-4787	Marco A. Martinez Senior Vice President and Chief Financial Officer 151 E. 22nd Street Lombard, Illinois 60148 (630) 620-4787
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies of Communications to:

David J. Kaufman, Esq.

Thompson Coburn LLP

55 East Monroe Street

37th Floor

Chicago, IL 60603

(312) 580-2342

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.         ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                 ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated filer	☐		Accelerated filer	☐

Non-Accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

INCORPORATION BY REFERENCE

This Post-Effective Amendment No. 7 (this “Post-Effective Amendment”) to the Registration Statement on Form S-1 (File No. 333-194860) is being filed pursuant to the undertaking of the Registration Statement to update and supplement information contained in the Registration Statement, as originally filed and declared effective by the Securities and Exchange Commission (the “SEC”) on May 12, 2014, to incorporate by reference the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on March 29, 2016 and the Current Report on Form 8-K as filed with the SEC on March 29, 2016.

The information included updates and supplements this Registration Statement and the Prospectus contained herein.  No additional securities are being registered under this Post-Effective Amendment No. 7.  All applicable registration fees have been previously paid.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lombard, State of Illinois, on the 4th day of April, 2016.

PERNIX GROUP, INC.

By:	/s/ Nidal Z. Zayed
Nidal Z. Zayed
President and Chief Executive Officer

By:	/s/ Marco A. Martinez
Marco A Martinez
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on the 4th day of April, 2016.

/s/ Don Gunther*	Director
Don Gunther

/s/ Max Engler*	Director
Max Engler

/s/ C. Robert Campbell*	Director
C. Robert Campbell

/s/ Trudy Clark*	Director
Trudy Clark

/s/ Carl Smith*	Director
Carl Smith

/s/ Ibrahim Ibrahim*	Director
Ibrahim Ibrahim

/s/ Marco A. Martinez	Senior Vice President and Chief Financial Officer
Marco A Martinez

/s/ Nidal Z. Zayed	Interim Chairman of the Board of Directors, President and Chief Executive Officer
Nidal Z. Zayed

* By /s/ Nidal Z. Zayed as attorney-in-fact.

EXHIBITS

Exhibit Number	Description
23.1	Consent of BDO USA, LLP, filed herewith.

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